Exhibit 99.1
[ONEOK Logo]	News

March 30, 2005	Analyst Contact: Weldon Watson
918-588-7158 Media Contact: Lori Webster 918-588-7570

ONEOK to present at Howard Weil

33rd Annual Energy Conference

Tulsa, Okla. -- ONEOK, Inc. (NYSE:OKE) will present at the Howard Weil 33rd Annual Energy Conference in New Orleans on Tuesday, April 5, 2005, beginning at approximately 3:45 p.m. Central Time.

David Kyle, chairman, president and chief executive officer of ONEOK, will conduct the presentation. The slide presentation will be accessible on April 5 at www.oneok.com.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, serving over 2 million customers.  We gather, process, store and transport natural gas in the mid-continent region of the United States.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the United States.  We are also involved in oil and gas production in Oklahoma and Texas.  ONEOK is the majority general partner of Northern Border Partners L.P. (NYSE:NBP), one of the largest publicly-traded limited partnerships.  Northern Border acquires, owns and manages pipelines and other midstream energy assets and is a leading transporter of natural gas imported from Canada into the United States.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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